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                                                                 EXHIBIT 10.30.7

                  EXECUTIVE EMPLOYMENT AND RETENTION AGREEMENT

              THIS EXECUTIVE EMPLOYMENT AND RETENTION AGREEMENT (this "Agreement") is dated as of October 29, 2002, by and between ITC/\DeltaCom, Inc., a Delaware corporation with its principal place of business at 1791 O.G. Skinner Drive, West Point, Georgia, 31833 (the "Company"), and Thomas P. Schroeder (the "Executive"), with a residence at 60 Mountain Hill Road, Fortson, Georgia, 31808-4641.

                                    Recitals

         A. The Executive is currently employed as a Senior Vice President of the Company.

         B. The Company filed a petition with the United States District Court for the District of Delaware on June 25, 2002 (the "Filing Date") for reorganization (the "Reorganization Proceedings") under Chapter 11 of title 11 of the United States Code.

         C. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will benefit from the continued services of the Executive following effectiveness of the Company's plan of reorganization (the "Plan of Reorganization"), which occurred on the date hereof.

         D. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by the Reorganization Proceedings and to encourage the Executive's full attention and dedication to the Company following effectiveness of the Plan of Reorganization, and to provide the Executive with compensation and benefits arrangements which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations.

         E. In order to accomplish the foregoing objectives, the Board has caused the Company to enter into this Agreement.

              NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

              1. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to

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remain in the employ of the Company subject to the terms and conditions of this
Agreement, commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of the Effective Date, unless sooner terminated in accordance with the provisions of Section 4. The three-year period described in the immediately preceding sentence shall hereinafter be referred to as the "Initial Term." On the first anniversary of the Effective Date, and on each subsequent anniversary of the Effective Date (each anniversary of the Effective Date, a "Renewal Date"), the term of this Agreement shall automatically be extended for successive one-year periods (each such one-year period, an "Extension Period") unless either the Company or the Executive provides written notice to the other party not later than 60 days before the applicable Renewal Date of the notifying party's intention to terminate this Agreement at the end of the Initial Term or the current Extension Period, as the case may be. The Initial Term and any applicable Extension Periods are hereinafter referred to collectively as the "Employment Period."

              2.    Position and Duties.

                    2.1   Position.

                    (a)   During the Employment Period and for so long as Larry
F. Williams serves as the Chief Executive Officer or the Chairman of the Board of Directors of the Company, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the period commencing on January 1, 2002 and ending on June 24, 2002 (the "Pre-Filing Period").

                    (b) During the Employment Period commencing with the date on which Larry F. Williams has ceased service as both the Chief Executive Officer and the Chairman of the Board of Directors of the Company, (i) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the Pre-Filing Period and (ii) to the extent requested by the Executive, the Executive's services shall be performed at the location where the Executive was employed immediately preceding the termination of employment of Larry F. Williams or any office or location less than 35 miles from such location.

                    2.2 Duties. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote all attention and time during normal

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business hours to the business and affairs of the Company necessary and appropriate to discharge the responsibilities assigned to the Executive hereunder and, to the extent necessary and appropriate to discharge such responsibilities, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. To the extent that any such activities have been conducted by the Executive and disclosed to the Board prior to the date of this Agreement, the continued conduct of such activities, or the conduct of activities similar in nature and scope thereto, thereafter shall not be deemed to interfere with the performance of the Executive's responsibilities to the Company.

              3.    Compensation.

                    3.1 Base Salary. During the Employment Period, the Company shall pay the Executive a minimum base salary per annum equal to the Executive's annual base salary in effect for fiscal 2002 immediately before the Filing Date (the "Base Salary"), which shall be payable in accordance with the Company's payroll procedure in effect or as hereinafter amended from time to time, but not less frequently than monthly. During the Employment Period, the Base Salary shall be reviewed at least annually and, except as expressly provided in Section 4.5, shall not be decreased. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase, and the term "Base Salary" as used in this Agreement shall refer to the Base Salary as so increased.

                    3.2 Annual Bonus. In addition to the Base Salary, the Executive shall be provided, for each fiscal year ending during the Employment Period, a bonus opportunity in cash and stock-based incentives at least equal to the Executive's maximum bonus opportunity in effect for fiscal 2002 immediately before the Filing Date (the "Annual Bonus"). Unless the Executive shall elect to defer the receipt of such Annual Bonus, each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, or on such other basis as the Company and the Executive may agree.

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                    3.3   Benefits.

                    (a) Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its subsidiaries, but in no event shall such plans, practices, policies and programs provide the Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its subsidiaries for the Executive under such plans, practices, policies and programs as in effect at any time during the Pre-Filing Period or, if more favorable to the Executive, those provided generally at any time after the Filing Date to other peer executives of the Company and its subsidiaries.

                    (b) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible to participate in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its subsidiaries, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the Pre-Filing Period or, if more favorable to the Executive, those provided generally at any time after the Filing Date to other peer executives of the Company and its subsidiaries.

                    (c) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

                    (d) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, expenses of attendance by the Executive and his spouse at industry conferences, use of an automobile, and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect for the Executive at any time during the Pre-Filing Period or, if more favorable to the Executive, as in effect generally at any time after the Filing Date with respect to other peer executives of the Company and its subsidiaries.

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                    (e)   Vacation. During the Employment Period, the Executive
shall be entitled to vacation in accordance with the Company's policy in effect from time to time. The Executive shall have the right to accrue and carry forward unused vacation.

              4.    Termination of Employment.

                    4.1 Termination Upon Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If by virtue of ill health or other disability, the Executive is unable during the Employment Period to perform substantially and continuously the duties assigned to him for a period in excess of six consecutive months or six non-consecutive months out of any consecutive twelve-month period ("Disability"), the Company shall have the right, on not less than 30 days notice, to terminate the employment of the Executive upon notice in writing to the Executive, provided that, within 30 days after his receipt of such notice, the Executive shall not have resumed full-time performance of the Executive's duties.

                    4.2 Termination by the Company for Cause. At any time during the Employment Period after the occurrence of an event constituting Cause (as defined below in this Section 4.2), the Company may terminate the Executive's employment hereunder in accordance with the procedures described below in this Section 4.2. For purposes of this Agreement, "Cause" shall mean:

                    (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;

                    (ii) conviction of the Executive of, or a plea by the Executive of nolo contendere to, a felony or to any criminal violation involving dishonesty, fraud or breach of trust; or

                    (iii) willful misconduct by the Executive which is injurious to the Company or any of its subsidiaries.

For purposes of this Section 4.2, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's

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action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board (not including the Chief Executive Officer of the Company) at a meeting of the Board called and held for such purpose (after reasonable notice of such purpose is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in subparagraph (i)
(ii) or (iii) above, and specifying the particulars thereof in detail. If the Executive is a member of the Board, the Executive shall recuse himself or herself from the deliberations and vote of the Board with respect to such matter.

                    4.3 Other Termination by the Company. Notwithstanding anything contained herein to the contrary (including, without limitation, the provisions of Section 1), the Company may terminate the Executive's employment for any reason, or for no reason, at any time during the Employment Period upon written notice of termination. In the event of such termination, the Company shall notify the Executive of the date of termination, which date may be at any time up to and including six months following the date of written notice of termination. The Executive shall continue to perform his duties hereunder through the date of termination determined by the Company.

                    4.4 Other Termination by the Executive. Notwithstanding anything contained herein to the contrary (including, without limitation, the provisions of Section 1), the Executive may terminate the Executive's employment hereunder for any reason, or for no reason, at any time during the Employment Period upon written notice given not less than 90 days prior to the date of termination of employment.

                    4.5 Termination for Good Reason. At any time during the Employment Period, the Executive's employment may be terminated by the Executive for, and within 60 days following the occurrence of an event that constitutes, Good Reason (as defined below in this Section 4.5). For purposes of this Agreement, "Good Reason" shall mean any of the following:

                    (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position

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         (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; provided, however, that if the Board determines in good faith that some such material inconsistency or diminution in position, authority, duties or responsibilities of the Executive is in the best interest of the Company, the Executive agrees to negotiate in good faith with the Company the terms of any related modification of the Executive's duties or other action by the Company;

                    (ii) any failure by the Company to comply with any of the provisions of this Agreement (including, without limitation, Section
         3), other than (I) an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive or (II) a failure in connection with action by the Company that reduces the then-current compensation or employee benefits of the Company's senior management generally in connection with a financial restructuring or other Company-wide plan to materially reduce the costs of operations of the Company and its subsidiaries or materially improve the financial condition of the Company and its subsidiaries; provided that the Executive's Base Salary and Annual Bonus may not be reduced by more than 10% in the aggregate during the Employment Period; or

                    (iii) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

              5.    Obligations of the Company Upon Termination.

                    5.1 Termination Without Cause or With Good Reason. If (i) the Company shall terminate the Executive's employment other than pursuant to
Section 4.1 (upon death or Disability) or Section 4.2 (for Cause) or (ii) the Executive shall terminate employment for Good Reason:

                          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

                                (A) the sum of (1) the Executive's annual Base Salary through the date of termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the highest Annual Bonus (annualized in the case of any partial year) paid to

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              the Executive with respect to any of the three fiscal years preceding the fiscal year in which the date of termination occurs (excluding therefrom the value of stock-based incentives) and (II) the Executive's annual target bonus opportunity in cash in effect for fiscal 2002 immediately before the Filing Date (such higher amount of (I) and (II) being referred to as the "Highest Annual Bonus"), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) are hereinafter referred to as the "Accrued Obligations"); and

                                (B) if the date of termination occurs during the period in which Larry F. Williams serves as either the Chief Executive Officer or the Chairman of the Board of Directors of the Company, the amount equal to the product of (1) one and (2) the sum of (x) the Executive's annual Base Salary as in effect at the date of termination and (y) the Highest Annual Bonus; or

                                (C) if the date of termination occurs after Larry F. Williams has ceased service as both the Chief Executive Officer and the Chairman of the Board of Directors of the Company, the amount equal to the product of (1) two and (2) the sum of (x) the Executive's annual Base Salary as in effect at the date of termination and (y) the Highest Annual Bonus;

                          (ii) for three years after the Executive's date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue medical, prescription, dental and life insurance benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3.3(b) (but excluding disability benefits) if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliates and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. If the participation by

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         the Executive or the Executive's family in any such plan, program, practice or policy is not permissible or practicable, the Company shall arrange to provide the Executive or the Executive's family with substantially similar benefits, or, where the provision of such substantially similar benefits is not permissible or practicable, with a lump sum cash payment of equal value in lieu thereof. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the date of termination and to have retired on the last day of such period;

                          (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its subsidiaries (such other amounts and benefits are hereinafter referred to as the "Other Benefits"); and

                          (iv) all stock options, stock appreciation rights, awards of restricted stock and restricted stock units, and other equity-based awards (each, an "Award") granted to the Executive and then outstanding under stock option, stock incentive, deferred compensation and other equity-based plans, programs, contracts or arrangements of the Company and its subsidiaries shall vest and, become exercisable, and all restrictions and conditions applicable to such awards shall be deemed to have lapsed or been fully satisfied. Additionally, the Executive shall be granted a term of either one year within which to exercise any such right if such termination occurs while Larry F. Williams is serving as the Chief Executive Officer or as the Chairman of the Board of Directors of the Company or a term of two years within which to exercise such right if such termination occurs thereafter.

                    5.2 Termination Upon Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, as provided in Section 4.1, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of the Accrued Obligations and the timely payment or provision of the Other Benefits. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the date of termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as used in this Section 5.2 shall include, without limitation, and the Executive's

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estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and its subsidiaries to the estates and beneficiaries of peer executives of the Company and its subsidiaries under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the Pre-Filing Period or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its subsidiaries and their beneficiaries.

                    5.3 Termination Upon Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, as provided in Section 4.1, this Agreement shall terminate without further obligations to the Executive, other than for payment of the Accrued Obligations and the timely payment or provision of the Other Benefits. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days after the date of termination. With respect to the provision of Other Benefits, the term "Other Benefits" as used in this Section 5.3 shall include, and the Executive shall be entitled after the occurrence of any condition constituting a Disability to receive, disability and other benefits at least equal to the most favorable of those benefits generally provided by the Company and its subsidiaries to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the Pre-Filing Period or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its subsidiaries and their families.

                    5.4 Termination for Cause. If the Executive's employment shall be terminated for Cause during the Employment Period, as provided in
Section 4.2, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive (i) his Base Salary through the date of termination, (ii) the amount of any compensation previously deferred by the Executive and (iii) the Other Benefits, in each case to the extent theretofore unpaid.

                    5.5 Termination Other Than for Good Reason. If the Executive voluntarily terminates employment during the Employment Period (other than for Good Reason), as provided in Section 4.4, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive (i) his Base Salary through the date of termination, (ii) the amount of any compensation previously deferred by the Executive and (iii) the Other Benefits, in each case to the extent theretofore

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unpaid. The foregoing amounts shall be paid to the Executive in a lump sum in cash within 30 days after the date of termination.

                    5.6 Other Plans, Agreements or Arrangements. The severance pay and severance benefits provided for in this Section 5 shall not duplicate, and shall be offset by, any other severance pay or severance benefits to which the Executive may be entitled under any plan, agreement or arrangement of the Company or any of its subsidiaries and, to the extent permitted by applicable law, shall be offset by any severance benefits to which the Executive may be entitled under applicable law.

                    5.7 Reduction or Elimination of Parachute Payments. Notwithstanding any other provision of this Agreement or of any other agreement, contract or understanding heretofore or hereafter entered into by the Executive and the Company, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this Section 5.7 (collectively, the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a "Benefit Arrangement"), if the Executive is a "disqualified individual," as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended (the "Code"), any right to receive any payment or other benefit under this Agreement shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments or benefits to or for the Executive under this Agreement, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Executive from the Company under this Agreement, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Executive without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Agreement, in conjunction with all other rights, payments or benefits to or for the Executive under any Other Agreement or any Benefit Arrangement would cause the Executive to be considered to have received a Parachute Payment under this Agreement that would have the effect of decreasing the after-tax amount received by the Executive as described in clause
(ii) of the preceding sentence, the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments or benefits under this Agreement, any Other Agreements and any

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Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

              6. Non-Exclusivity of Rights. Subject to Section 5.6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries at or subsequent to the date of termination of employment shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as expressly modified by this Agreement.

              7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company shall pay as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive concerning the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

              8. Execution of Release. As a condition to the Company's obligation to pay any form of severance to the Executive upon the termination of the Executive's employment with the Company, the Executive shall, at the time of such termination, execute and deliver to the Company (and shall fail to revoke within such time periods as may be established by law) a full and unconditional release in favor of the Company and its affiliates of all obligations other than those set forth in this Agreement, in form and substance reasonably satisfactory to the Company.

              9.    Other Provisions.

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                    9.1   Severability. If it is determined that any of the
provisions of this Agreement are invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                    9.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, as follows:

                          (i)   If to the Company, to:

                          ITC/\DeltaCom, Inc.
                          1791 O.G. Skinner Drive
                          West Point, Georgia  31833
                          Attn: Corporate Counsel
                          Telecopy no.: (256) 382-3936

                          (ii) If to the Executive, to the address of the Executive first above written and to such facsimile transmission number as the Executive shall designate in writing to the Company.

Either party may by notice in accordance with this Section 9.2 to the other party designate another address or person for receipt by such person of notices and communications hereunder. Notice and communications shall be effective when actually received by the addressee.

                    9.3 Entire Agreement. This Agreement contains the entire agreement between the parties (including all affiliates of the Company) with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                    9.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder (including, without limitation, the right of the Executive to terminate employment for Good Reason) shall operate as a waiver thereof, nor shall any waiver on the part of either party of such right, power or privilege or any single or partial exercise of any such right, power or privilege preclude any other further exercise thereof or the exercise of any other such right, power or privilege.

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

                    9.5 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made to be performed entirely within the State of Delaware, without giving effect to the principles of conflicts of law thereunder.

                    9.6 Jurisdiction. The Company and the Executive each irrevocably (i) consent and submit to the jurisdiction of any Delaware state court or federal court located in the State of Delaware with respect to any suit, action or proceeding relating to this Agreement; (ii) waive, to the fullest extent permitted by law, any objection which such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) waive the right to object that any such court does not have jurisdiction over such party; (iv) consent to the service of process in any such suit, action or proceeding by the mailing of copies of such process to such party by certified mail, return receipt requested, at such party's address indicated in this Agreement or at such other address of which the other party shall have received notice; and (v) agree not to bring any action relating to this Agreement in any court other than a Delaware state court or federal court located in the State of Delaware. Nothing in this Section 9.6 shall affect the right of either party to serve process in any other manner permitted by law.

                    9.7 Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive other than by will or the laws of descent and distribution.

                    9.8 Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                    9.9 Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives. If any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and its subsidiaries may be deemed not to have assumed this Agreement by operation of law, the Company shall require such successor to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

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

                    9.10 Counterparts; Delivery by Facsimile. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof, each signed by one of the parties hereto. The transmission of an executed counterpart of this Agreement by facsimile transmission shall constitute due and sufficient delivery thereof for all purposes.

                    9.11 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

                            [signature page follows]

              IN WITNESS WHEREOF, the Executive has heretofore set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                               ITC/\DELTACOM, INC.


                                               By   /s/Larry F. Williams
                                                 -------------------------------
                                               It's Chief Executive Officer

                                               EXECUTIVE

                                                    /s/ Thomas P. Schroeder
                                               ---------------------------------
                                              Thomas P. Schroeder


                          Acknowledgement and Agreement

         ITC/\DeltaCom Communications, Inc., a wholly owned subsidiary of the Company, hereby acknowledges that prior to the date hereof it has made payment to the Executive of compensation and benefits in connection with the Executive's employment by the Company and hereby agrees that, to the extent not made by the Company, it shall make all payments of compensation and benefits to the Executive provided in this Agreement from and after the date hereof.

                                               ITC/\DELTACOM
                                                COMMUNICATIONS, INC.

                                               By   /s/Larry F. Williams
                                                 -------------------------------
                                               It's Chief Executive Officer

                                       16